Exhibit 99.1
[COP Letterhead]
October 1, 2008
John E. Lowe
Executive Vice President
ConocoPhillips
600 North Dairy Ashford Road
P.O. Box 2197
(MC 3082)
Houston TX 77252-2197
Dear John:
     This letter confirms the agreement and understanding between you, ConocoPhillips (“ConocoPhillips”), ConocoPhillips Company (the “Company”), and their affiliates regarding the continuation of your duties with ConocoPhillips and its affiliates and your employment with the Company.
     Your employment with the Company will continue through February 1, 2014, or such earlier time as is determined by you or the Company. Specifically, your employment will continue on an “at-will” basis, and your employment may be terminated at any time prior to February 1, 2014 by either you or the Company for any reason, or for no reason (the period between the date hereof and the termination of your employment being hereinafter referred to as the “Employment Term”).
     Through September 30, 2008, you held the position of Executive Vice President, Exploration and Production and exercised the authority, duties and responsibilities associated with that position. Effective October 1, 2008, your title will change to Assistant to the Chief Executive Officer of ConocoPhillips (the “CEO”) and your duties will be those as may be directed by the CEO, including, without limitation, (i) assisting the CEO on special projects identified by the CEO; (ii) unless and until otherwise requested by the CEO, continuing to provide relationship assistance on behalf of the ConocoPhillips with its joint ventures and business partners; and (iii) assisting in the transition of a successor to your prior position.
     All other terms and conditions of your employment will remain in place through January 31, 2009, except that, beginning January 1, 2009, you will no longer be eligible (i) to receive awards under the Stock Option Program; (ii) to receive awards under the Performance Share Program and Variable Cash Incentive Program with respect to any performance period beginning on or after January 1, 2009; or (iii) for the Executive Severance Plan, Executive Change in Control Severance Plan, Defined Contribution Make-Up Plan, Key Employee Deferred Compensation Plan, Executive Financial Planning, Matching Gift Program, Tuition Reimbursement Program, vacation pay, or executive level services under the Comprehensive Security Program. You will continue to be eligible to participate in the ConocoPhillips Retirement Plan (Title I, Phillips Retirement Income Plan) and the ConocoPhillips Savings Plan during your continuing employment, in accordance with their terms and conditions. You will be credited with benefit accrual service under the Key Employee Supplemental Retirement Plan during the Employment Term, but not later than October 31, 2012, and thereafter be ineligible for any further benefit accrual service in that plan. You will be paid on the first payroll date on or after February 1, 2009 in a lump sum for your vacation that is accrued and unused prior to February 1, 2009, including any that remains in your vacation bank.

     Effective February 1, 2009 and thereafter during the Employment Term, your employment will be on a part-time basis and you will be classified as a temporary employee. Your compensation will be $25,000 per month from February 1, 2009 through the termination of your employment. You will be expected to work a minimum of 35 hours per month. The parties reasonably anticipate that you will perform bona fide services to the Company pursuant to this letter on and following February 1, 2009 at a level greater than 20 percent of the average level of bona fide services performed by you as an employee of the Company over the 36-month period immediately preceding February 1, 2009 and that, as a result, you will not be considered to have incurred a “separation from service” for purposes of Section 409A of the Internal Revenue Code as a result of your transition to your new position or your status as a part-time employee. You will be provided with an office and the regular support and supplies necessary to performing your duties for the Company, including access to company-provided aircraft with the approval of the CEO.
     The restrictions on restricted stock and restricted stock units issued under the Phillips Long Term Incentive Plan through performance period X and under the ConocoPhillips Performance Share Program for performance periods I, II, and III will remain in place in accordance with their terms and your elections, as modified by this paragraph. You will remain eligible for awards under the Performance Share Program for performance periods IV, V, and VI, in accordance with the usual terms and conditions of that program, other than as modified by this paragraph, and in determining the level of those awards to be granted to you the Compensation Committee will take into account the change in your status to a part-time, temporary employee as of February 1, 2009. The determination of actual awards to you will be made in the usual course of business after the conclusion of the performance periods. If before February 1, 2014, the Company were to terminate you (other than for failure to abide by the provisions of the following paragraph of this letter or for cause, as defined in the Executive Severance Plan, as in effect at the time of such termination), any restricted stock or restricted stock units already granted under the Performance Share Program would vest, their restrictions shall lapse, and unrestricted stock shall be distributed in accordance with and at the times called for by their terms and conditions and your applicable elections. Furthermore, in the event of such termination, any options to purchase stock already granted under the Stock Option Program would vest and be exercisable in accordance with and at the times called for by their terms and conditions.
     During the Employment Term and for two years thereafter, you agree not to compete with ConocoPhillips, the Company, or their controlled affiliates by directly or indirectly owning, managing, operating, participating in, consulting with or working for any business anywhere in the world which is engaged in the energy business (including, without limitation, producing, transporting and/or marketing crude oil, natural gas and/or natural gas liquids; gathering, processing and/or marketing natural gas, or fractionating and/or marketing natural gas liquids; purchasing, refining, marketing and/or transporting crude oil and petroleum products; manufacturing and/or marketing petrochemicals and plastics; and/or power generation, alternative energy and/or technology programs (including, but not limited to, advanced hydrocarbon processes, energy conversion technologies, new petroleum-based products and renewable fuels), carbon-to-liquids technology and/or coal-to-gas technology), without the prior written approval of the CEO. You agree that the business of ConocoPhillips, the Company and their controlled affiliates is global and that, consequently, this covenant not to compete contains limitations that are reasonable and do not impose a greater restraint than is necessary to protect their goodwill and other business interests. Also, during the Employment Term and for two years thereafter, you agree that you will not, either alone or in conjunction with any other person, partnership or business, directly or indirectly, solicit, hire or divert or attempt to solicit, hire or divert any of the employees or agents of any of ConocoPhillips, the Company or any of their respective controlled affiliates or to call upon any of the customers of any of them, without the prior written approval of the CEO. Furthermore, you will not divulge any confidential information you may have obtained from ConocoPhillips, the Company, or any of their respective affiliates at any time, without the prior written approval of the CEO.

     Please sign and return a copy of this letter to me to signify your acceptance of these terms by the close of business on October 3, 2008, at which time the offer represented by this letter will expire if you have not accepted it. We wish you continued success in your new position and look forward to continuing to work with you.
     Please do not hesitate to contact me if you have any questions.

Sincerely,

CONOCOPHILLIPS

By:	/s/ James J. Mulva

James J. Mulva
Chief Executive Officer

CONOCOPHILLIPS COMPANY

By:	/s/ James J. Mulva

James J. Mulva
Chief Executive Officer
Accepted and Acknowledged:
I have read this letter, and I understand the
terms and conditions described in this
letter, and I agree to those terms and
conditions.
JOHN E. LOWE
 /s/ John E. Lowe
Dated:  October 1, 2008